UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters.

On July 15, 2010, OMNI Energy Services Corp. (the “Company”) announced that the NASDAQ Stock Market (“NASDAQ”) has granted the Company an extension of time to regain compliance with NASDAQ Rule 5250(c)(1) (the “Rule”). As previously disclosed, the Company received a standard notification from NASDAQ as a result of the Company’s failure to file its Form 10-Q for the period ended March 31, 2010 (the “Form 10-Q”) as required under the Rule.

The Company submitted a plan to regain compliance with the Rule for submission to NASDAQ on July 6, 2010 and was subsequently notified on July 13, 2010 that an extension of time to regain compliance has been granted until November 15, 2010. The terms of the extension provide that the Company must file the Form 10-Q on or before November 15, 2010. If the Company does not meet this deadline, NASDAQ Staff will provide written notification that the Company’s common stock will be delisted, subject to any appeal the Company may initiate. It is the Company’s intention to regain compliance as soon as practicable pending completion of internal reviews.

The Company issued a press release on July 15, 2010 disclosing its receipt of the extension from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

99.1      Press Release issued by the Company on July 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: July 16, 2010	By:	/S/ RONALD D. MOGEL
Senior Vice President
and Chief Financial Officer